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                                                                   EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 18, 1994, included in First Tennessee National Corporation's 1993 Annual Report on Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-9846, 33-8029, 33-34620, 33-40398 and 33-44142 and to all references to our firm included therein.


Arthur Andersen & Co.

Memphis, Tennessee
April 22, 1994